Exhibit 99.2

Earnings Conference Call 2/7/11

Introduction Debra A. Wasser, SVP, Investor Relations

Safe Harbor Statement To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These items include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10-K and 10-Q filings available on www.veeco.com. Note: All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010.

Q4 and Full-Year 2010 Results David D. Glass, CFO

Q4 2010 Record Performance Across the Board See reconciliation to GAAP at end of presentation $ Millions Revenue increased 8% from Q3 2010 and was up 152% from prior year GAAP EPS was $2.30 and non-GAAP EPS was $1.62 Record levels and in line with guidance Gross margin was 51%, at high end of guidance

Q4 2010 Revenue Performance by Segment Data Storage $42M Up 21% sequentially and 99% year-over-year Best quarter since Q4 2008 Total: $300M LED & Solar $258M Up 6% sequentially and over 163% year-over-year MOCVD record $240M

Q4 2010 Bookings Performance by Segment Data Storage $42M Up 20% sequentially but down 21% year over year Total: $295M LED & Solar $253M Up 4% sequentially and 43% year over year MOCVD had another solid quarter at $221M and MBE improves following low level in Q3 2010 B to B = .98 to 1; Backlog $555M

Q4 2010 Bookings Highlights

LED & Solar

$253M

20+ customers placed MOCVD orders

- China strength continues – EnRay-Tech, Shanghai Epilight, Focus Lighting and many others
- Key customer wins in US, Europe, Japan, Taiwan and Korea
- MBE booked $32M – pickup from Q3 2010 with several production tool orders


Veeco TurboDisc K465i
Veeco
TurboDisc

Data Storage

$42M

Solid quarter for both technology and capacity buys at key customers


Veeco PVDi

8 Copyright © 2011 Veeco Instruments Inc. All Rights Reserved. Q4'10 Earnings Call.

Veeco

Q4 2010 P&L Highlights See reconciliation to GAAP at end of presentation ($ millions except GM) Q4’10 Q4’09 Q3’10 Revenues $300.0 $119.1 $277.1 Gross Profit 152.8 53.5 135.5 Gross Margin 50.9% 44.9% 48.9% Operating Income 100.9 18.0 91.6 GAAP Net Income 96.7 16.0 91.1 Non-GAAP Net Income 67.9 13.6 61.6

Q4 2010 Segment Performance Bookings Revenue Adjusted EBITA (Loss) Q4’10 Q3’10 Change Q4’10 Q3’10 Change Q4’10 Q3’10 LED & Solar $252.9 $243.2 4% $258.1 $242.6 6% $98.5 $91.8 Data Storage 42.0 35.0 20% 41.9 34.5 21% 12.7 9.4 Unallocated Corporate (6.5) (5.7) Total Veeco $294.9 $278.2 6% $300.0 $277.1 8% $104.7 $95.5 ($ millions)

2010 Full Year Highlights See reconciliation to GAAP at end of presentation $ Millions Best year in Veeco’s history Revenue increased 230% from prior year Gross margins improved to 47.6% from 39.4% GAAP EPS was $6.13 compared to $(0.44) in 2009 and Non-GAAP EPS grew to $4.42 from $0.21

2010 Revenue Performance by Segment Data Storage increased 75% to $135M Veeco remains the top equipment supplier to TFMH manufacturers Highly profitable business with variable cost manufacturing Total: $933M LED & Solar increased 289% to $798M Veeco gains dramatic market share in MOCVD to 46% by Q3 and ships tools to over 40 LED customers worldwide

Veeco Balance Sheet Performance 12/31/2010 9/30/2010 Cash & Short-term Investments* $715.4 $466.8 Accounts Receivable 150.5 129.6 Inventory 108.5 80.5 Fixed Assets, Net 42.3 45.5 Total Assets 1,148.0 943.7 Long-term Debt (including current portion) 104.0 103.3 Equity 762.5 538.3 * Includes restricted cash of $76.1M at 12/31/10 and $31.6M at 9/30/10. ($ millions) Cash and short-term investments grew $248.6M Includes net proceeds of $225M from Metrology sale Accounts receivable increased $21M, representing 45 days sales outstanding (DSOs) Inventory grew by $28M to $109M, resulting in turns of 5.4 Stock buy-back of ~$6.5M (189,218 shares)

2011 Growth Outlook John R. Peeler, CEO

LED TV Opportunity: Penetration Continues LCD TV Shipments (M units) DisplaySearch Q410 and Veeco estimates 2008 2009 2010 2011 2012 2013 2014 2015 LED TV Penetration (%) 50% 100% 16% LED TV penetration is expected to reach 50% in 2011 and increase to ~80% in 2013 or sooner LED TV leaders targeting 100% in 2011/2012 More equipment required to meet this demand 0.0 50.0 100.0 150.0 200.0 250.0 300.0 0% 20% 40% 60% 80% 100% Total LCD TV Total LED Direct Total LED Edge LED TV Penetration (RHS)

LED Opportunity: Lighting Adoption Just Beginning Number of LEDs (in B units) 68% 15% 22% 40% 23% Source: Veeco estimates LED lighting chip demand is projected to grow at a CAGR of 68% for the next 5 years Outdoor and Residential will lead all segments followed by Commercial and Industrial 0 10 20 30 40 50 60 70 80 2010 2011 2012 2013 2014 2015 Outdoor Industrial Commercial Residential

Introducing MaxBright: Industry’s Most Productive MOCVD Platform MaxBright GaN MOCVD Compact cluster architecture High capacity configurations 4-Reactor: 216 x 2”, 56 x 4”, 24 x 6”, or 12 x 8” 2-Reactor: 108 x 2”, 28 x 4”, 12 x 6”, or 6 x 8” High throughput reactors based on K465i Expanded wafer capacity Advanced, closed-loop thermal control 25% throughput improvement Single- or multi-chamber layer growth Seamless process transfer from K465i Lowest Cost of Ownership Highest throughput Highest capacity Highest footprint efficiency Highest capital efficiency

MaxBright Raises the Bar with Industry's Lowest Cost of Ownership

2010

K465i Becomes Market Leading MOCVD System

- #1 selling MOCVD tool (IMS Research: 44% unit shipment share in Q3-10)
- K465i is yield and productivity leader

2011

MaxBright Extends Veeco's Leadership

- MaxBright delivers 500% productivity gain over K465i
- Highest capacity, throughput, footprint efficiency and capital efficiency


Veeco
TurboDisc


Veeco
TurboDisc
MaxBright

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Copyright © 2011 Veeco Instruments Inc. All Rights Reserved. Q4'10 Earnings Call.

Veeco Accelerating LED Lighting with MOCVD Systems that Dramatically Reduce Costs MOCVD market opportunity is huge We estimate >5,000 reactors required from 2011 through 2015; top Wall Street number is >7,000 Veeco’s accelerated product development: new talent, additional funding, parallel R&D programs MaxBright will help drive LED lighting: Already accepted by a leading LED manufacturer Shipping systems to top manufacturers in Korea, Taiwan and China

Q1 2011 Outlook

Revenue

Q1 2011 guidance range of $215-265M

Q1 2011 guidance below Q4 2010 results because:

- Planning to ship 12-20 reactors in new MaxBright "cluster" format – no revenue expected for these systems in Q1
- Longer order-to-revenue cycle times associated with the high percentage of business currently coming from China - customer facility readiness

Orders

Anticipate strong first half 2011 bookings

- Chinese government subsidies continue to drive LED fab expansion across broad customer base
- Korea customer utilization rates are increasing…Order rates should improve Q2/Q3 timeframe with customers focused on BLU and lighting
- Taiwan, U.S., Europe and Japan: Veeco penetrating key accounts with K465i and now MaxBright
- Trends in Data Storage remain favorable

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Copyright © 2011 Veeco Instruments Inc. All Rights Reserved. Q4'10 Earnings Call.
Veeco

Q1 2011 Guidance Veeco will switch from utilizing a statutory rate of 35% to an effective tax rate of 33% for GAAP and Non-GAAP EPS calculations (NOLs and other tax-credit carry-forwards were fully utilized in 2010). Guidance also assumes 43M shares. Revenue $215-265M Gross Margins 51-52% Operating Spending $48-51M (19-22%) Adjusted EBITA 30-34% GAAP EPS $0.94-$1.31 Non-GAAP EPS $1.02 - $1.39

Full Year 2011 Outlook 2011 Forecast: >$1B in revenue >$5.00 in Non-GAAP EPS Beginning backlog of $555M Visibility to strong 1H 2011 orders • Expect 2011 to be a solid year for MOCVD tool demand (BLU and lighting) – Veeco opportunity to continue to gain share with most productive MOCVD systems – Next-gen product already in development for 2012 launch CIGS Solar business will begin to deliver revenue in 2011 as we ship tools to key customers • Data Storage business outlook remains favorable with strong customer alignment for technology and capacity buys 22 Copyright © 2011 Veeco Instruments Inc. All Rights Reserved. Q4’10 Earnings Call.

Q&A Session

Financial Tables

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended December 31, 2010	Three months ended December 31, 2009	Year ended December 31, 2010	Year ended December 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	
Net sales	$ 299,998	$ 119,142	$ 933,231	$ 282,412
Cost of sales	147,196	65,611	489,406	171,177
Gross profit	152,802	53,531	443,825	111,235
Operating expenses (income):				
Selling, general and administrative	28,925	20,226	91,777	62,151
Research and development	23,529	14,156	71,390	43,483
Amortization	1,165	1,393	4,876	5,168
Restructuring	-	67	(179)	4,837
Asset impairment	-	-	-	304
Other, net	(1,689)	(344)	(1,614)	24
Total operating expenses	51,930	35,498	166,250	115,967
Operating income (loss)	100,872	18,033	277,575	(4,732)
Interest expense, net	1,391	1,787	6,572	6,850
Income (loss) from continuing operations before income taxes	99,481	16,246	271,003	(11,582)
Income tax provision	2,809	268	10,472	2,647
Income (loss) from continuing operations	96,672	15,978	260,531	(14,229)
Discontinued operations:				
Income (loss) from discontinued operations before income taxes (includes gain on disposal of $156,290 in 2010)	151,909	2,504	155,455	(2,703)
Income tax provision (benefit)	51,421	(263)	54,226	(1,300)
Income (loss) from discontinued operations	100,488	2,767	101,229	(1,403)
Net income (loss)	197,160	18,745	361,760	(15,632)
Net loss attributable to noncontrolling interest	-	-	-	(65)
Net income (loss) attributable to Veeco	$ 197,160	$ 18,745	$ 361,760	$ (15,567)
Income (loss) per common share attributable to Veeco:				
Basic:				
Continuing operations	$ 2.45	$ 0.45	$ 6.60	$ (0.44)
Discontinued operations	2.55	0.08	2.56	(0.04)
Income (loss)	$ 5.00	$ 0.53	$ 9.16	$ (0.48)
Diluted :				
Continuing operations	$ 2.30	$ 0.42	$ 6.13	$ (0.44)
Discontinued operations	2.40	0.08	2.38	(0.04)
Income (loss)	$ 4.70	$ 0.50	$ 8.51	$ (0.48)
Weighted average shares outstanding:				
Basic	39,453	35,623	39,499	32,628
Diluted	41,972	37,742	42,514	32,628

Veeco Instruments Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)  December 31, December 31, 2010 2009 (Unaudited) ASSETS Current assets: Cash and cash equivalents $245,132 $148,500 Short-term investments 394,180 135,000 Restricted cash 76,115 - Accounts receivable, net 150,528 67,546 Inventories, net 108,487 55,807 Prepaid expenses and other current assets 34,328 6,419 Assets of discontinued segment held for sale - 40,058 Deferred income taxes, current 13,803 3,105 Total current assets 1,022,573 456,435  Property, plant and equipment, net 42,320 44,707 Goodwill 52,003 52,003 Deferred income taxes 9,403 - Other assets, net 21,735 22,199 Assets of discontinued segment held for sale - 30,028 Total assets $1,148,034 $605,372  LIABILITIES AND EQUITY Current liabilities: Accounts payable $32,220 $24,910 Accrued expenses and other current liabilities 183,010 99,823 Deferred profit 4,109 2,520 Income taxes payable 56,369 829 Liabilities of discontinued segment held for sale 5,359 10,824 Current portion of long-term debt 229 212 Total current liabilities 281,296 139,118  Deferred income taxes - 5,039 Long-term debt 103,792 100,964 Other liabilities 434 1,192 Total non-current liabilities 104,226 107,195  Equity 762,512 359,059  Total liabilities and equity $1,148,034 $605,372

Veeco Instruments Inc. and Subsidiaries
Reconciliation of operating income (loss) to non-GAAP net income from continuing operations
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31, 2010	Three months ended December 31, 2009	Year ended December 31, 2010	Year ended December 31, 2009
Operating income (loss)	$ 100,872	$ 18,033	$ 277,575	$ (4,732)
Adjustments:				
Amortization	1,165	1,393	4,876	5,168
Equity-based compensation	2,645	2,441	9,648	7,547
Restructuring	-	67 (2)	(179) (1)	4,837 (2)
Asset impairment	-	-	-	304 (3)
Inventory write-off	-	-	-	1,526 (4)
Earnings from continuing operations before interest, income taxes and amortization excluding certain items ("Adjusted EBITA")	104,682	21,934	291,920	14,650
Interest expense, net	1,391	1,787	6,572	6,850
Adjustment to add back non-cash portion of interest expense	(1,123) (5)	(732) (5)	(3,474) (5)	(2,862) (5)
Earnings excluding certain items from continuing operations before income taxes	104,414	20,879	288,822	10,662
Income tax provision at 35%	36,545	7,308	101,088	3,732
Earnings from continuing operations excluding certain items	67,869	13,571	187,734	6,930
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	-	-	-	(42)
Earnings from continuing operations excluding certain items attributable to Veeco ("Non-GAAP Net Income")	$ 67,869	$ 13,571	$ 187,734	$ 6,972
Earnings from continuing operations per diluted share excluding certain items attributable to Veeco ("Non-GAAP EPS")	$ 1.62	$ 0.36	$ 4.42	$ 0.21
Diluted weighted average shares outstanding	41,972	37,742	42,514	33,389

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2) During the year ended December 31, 2009, we recorded a restructuring charge of $4.8 million ($3.5 million for personnel severance costs and $1.3 million related to lease and other charges associated with vacating two facilities in our Data Storage segment) of which $0.1 million was incurred during the fourth quarter (consisting primarily of personnel severance costs and related charges).

(3) During the second quarter of 2009, we recorded a $0.3 million asset impairment charge in our Data Storage segment for assets no longer being utilized.

(4) During the first quarter of 2009, we recorded a $1.5 million inventory write-off in our Data Storage segment associated with the discontinuance of certain products. This was included in cost of sales in the GAAP income statement.

(5) Adjustment to exclude non-cash interest expense on convertible subordinated notes, and accretion of debt discounts and amortization of debt premiums related to the Company's short-term investments.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 33% effective rate. By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As  a result, beginning in 2011, the Company will use an effective tax rate in its calculation of non-GAAP net income and earnings per share. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information. (1) Adjustment to exclude non-cash interest expense on convertible subordinated notes, and accretion of debt discounts and amortization of debt premiums related to the Company's short-term investments. 43,000 43,000 Diluted weighted average shares outstanding $ 1.39 $ 1.02 Earnings from continuing operations per diluted share excluding certain items ("Non-GAAP EPS") $ 59,725 $ 43,865 Earnings from continuing operations excluding certain items ("Non-GAAP Net Income") 29,417 21,605 Income tax provision at 33% 89,142 65,470 Earnings from continuing operations excluding certain items before income taxes (1) (798) (1) (798) Adjustment to add back non-cash portion of interest expense 712 712 Interest expense, net 89,056 65,384 depreciation and amortization excluding certain items ("Adjusted EBITA") Earnings from continuing operations before interest, income taxes 3,127 3,127 Equity-based compensation 1,136 1,136 Amortization Adjustments: $ 84,793 $ 61,121 Operating income HIGH LOW Guidance for the three months ending March 31, 2011 (Unaudited) (In thousands, except per share data) Reconciliation of operating income to non-GAAP net income from continuing operations Veeco Instruments Inc. and Subsidiaries

 $ 14,650 $ 291,920 $ 21,934 $ 104,682 Adjusted EBITA 304 - - - Asset impairment 1,526 - - - Inventory write-off 4,837 (179) 67 - Restructuring 7,547 9,648 2,441 2,645 Equity-based compensation 5,168 4,876 1,393 1,165 Amortization $ (4,732) $ 277,575 $ 18,033 $ 100,872 Operating income (loss) $ 282,412 $ 933,231 $ 119,142 $ 299,998 Revenues $ 538,281 $ 1,121,638 $ 229,810 $ 294,949 Bookings Total $ (10,598) $ (18,674) $ (4,455) $ (6,515) Adjusted loss 635 - 49 - Restructuring 5,169 5,865 1,574 1,363 Equity-based compensation 432 233 211 59 Amortization $ (16,834) $ (24,772) $ (6,289) $ (7,937) Operating loss Unallocated Corporate $ (2,578) $ 34,534 $ 514 $ 12,675 Adjusted EBITA (loss) 304 - - - Asset impairment 1,526 - - - Inventory write-off 3,006 (179) (49) - Restructuring 1,020 1,140 128 359 Equity-based compensation 1,599 1,522 386 373 Amortization $ (10,033) $ 32,051 $ 49 $ 11,943 Operating income (loss) $ 77,259 $ 135,327 $ 21,040 $ 41,860 Revenues $ 97,497 $ 153,406 $ 53,118 $ 42,037 Bookings Data Storage $ 27,826 $ 276,060 $ 25,875 $ 98,522 Adjusted EBITA 1,196 - 67 - Restructuring 1,358 2,643 739 923 Equity-based compensation 3,137 3,121 796 733 Amortization $ 22,135 $ 270,296 $ 24,273 $ 96,866 Operating income $ 205,153 $ 797,904 $ 98,102 $ 258,138 Revenues $ 440,784 $ 968,232 $ 176,692 $ 252,912 Bookings LED & Solar 2009 2010 2009 2010 December 31, December 31, Year ended Three months ended (Unaudited) (In thousands) of Operating Income (Loss) to Adjusted EBITA (Loss) Segment Bookings, Revenues, and Reconciliation Veeco Instruments Inc. and Subsidiaries

Earnings Conference Call 2/7/11